Exhibit 10.66

Cornell Capital Partners, LP

101 Hudson Street, Suite 3700

Jersey City, New Jersey 07302

June 27, 2006

Cord Blood America, Inc.
9000 W. Sunset Boulevard, Suite 4000
Los Angeles, CA 90069
Attention: Matthew Schissler

Re:

Agreement concerning the Securities Purchase Agreement and related Agreements between Cornell and Cord Blood America, Inc.

Dear Mr. Schissler:

This Letter Agreement (“Agreement”) will confirm the understanding between Cord Blood America, Inc. (the “Company”) and Cornell Capital Partners, LP (the “Cornell”).

The Company and Cornell entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) dated September 9, 2005, as amended on December 23, 2005, pursuant to which the Company issued and sold to Cornell secured convertible debentures (the “Debentures”) in the principal sum of Five Million Dollars ($5,000,000) which are convertible into shares of common Stock (the “Conversion Shares”).  In connection with the issuance of the Debenture, the Company and Cornell entered into an Investor Registration Rights Agreement dated September 9, 2005, as amended on December 23, 2005, (“Registration Rights Agreement”) pursuant to which the Company agreed to file, and obtain effectiveness of, 2 Registration Statements (each a “Registration Statement”) with the United States Securities and Exchange Commission (“SEC”) within the timeframe set forth therein and to pay Cornell liquidated damages (“Liquidated Damages”) for failure to timely file or obtain effectiveness of the Registration Statements.  The first Registration Statement was filed and not yet declared effective and the second Registration Statement has not yet been filed.

Pursuant to the Securities Purchase Agreement and the Registration Rights Agreement, the Company agreed to take any and all appropriate action necessary to increase to two hundred million (200,000,000) its authorized common stock by March 1, 2006 and to have the second Registration Statement declared effective by the SEC on or before May 15, 2006.   Pursuant to part (i) of Section 3(b)(ii) of the Debentures, Cornell agreed not to convert any amounts of the outstanding principal of the Debentures at the Market Conversion Price (as defined in the Debentures) before September 9, 2006 (the “Conversion Restriction”), unless waived by the Company.

Furthermore, in connection with the issuance of the Debentures, the Company, Cornell, and David Gonzalez, Esq., as Escrow Agent entered into a Pledge and Escrow Agreement (the “Pledge and Escrow Agreement”) pursuant to which the Company set aside thirty four million (34,000,000) shares (the “Pledged Shares”) of its Common Stock for issuance to Cornell upon a default under the Debentures.

All capitalized terms not defined herein shall have the meaning assigned to them in the Debenture, the Registration Rights Agreements, or the Securities Purchase Agreement, as applicable.

The parties hereby agree as follows:

1.

Extension of Deadlines.  Cornell shall increase the time for the Company to comply with its obligations to increase its authorized common stock to two hundred million (200,000,000) to August 18, 2006.

2.

Extension of Effectiveness Deadline.  Cornell shall increase the time for the Company to comply with its obligations to have the second Registration Statement declared effective by the SEC to September 30, 2006.

3.

Waiver of Conversion Restriction.  The Company shall waive the Conversion Restriction described above, but not any other conversion limitations contained in the Debentures.

4.

Reduction of the Number of Pledged Shares.  In the event that the Company does not have a sufficient number of authorized shares of Common Stock to issue Conversion Shares upon a conversion of the Debentures, the Company is hereby authorized to issue to Cornell such number of shares otherwise reserved as Pledge Shares to Cornell and reduce the number of Pledged Shares by the amount of such issuance.  Upon the occurrence of such an event, the Company and Cornell shall provide joint written notice to the Escrow Agent holding the certificates representing the Pledged Shares instructing the Escrow Agent to return to the Company’s transfer agent the number of Pledged Shares being reduced pursuant to this Section and issued to Cornell upon a conversion of the Debentures.

5.

Disclosure.  The Company shall disclose the contents of this letter agreement on a Form 8-K or such other form as may be applicable within 4 business days of the date hereof.

6.

Except as set forth herein, all terms and conditions of the Debentures, Securities Purchase Agreement, and Registration Rights Agreement shall remain unchanged and in full force and effect.

7.

This letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.  This letter shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter.  The terms of this letter supersede the terms of any other verbal or written agreement existing prior to the date hereof.  In the event of any litigation arising hereunder, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys’ fees and court costs from the other party or parties, including the costs of bringing such litigation and collecting upon any judgments.  This letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns.  Except for the amounts expressly set forth herein, none of the parties hereto shall be liable to any other party for any amounts whatsoever.

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Please indicate your agreement to the foregoing by signing below where indicated.

Sincerely,

CORNELL CAPITAL PARTNERS, LP

By:  Yorkville Advisors, LLC

Its:  General Partner

By:

Name:

Mark Angelo

Its:

President and Portfolio Manager

Acknowledged and Agreed

on June  ___, 2006:

CORD BLOOD AMERICA, INC.

By:

Name:

Matthew Schissler

Title:

Chairman and Chief Executive Officer

By:___________________________

Name: Sandra Smith

Title:   Chief Financial Officer

cc:

Clayton Parker, Esq.

Kirkpatrick & Lockhart Nicholson Graham, LLP

Via Facsimile:

(305)328-7095